                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                    LH1, LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
January  10,  2002,  of LH1,  LLC, a Delaware  limited  liability  company  (the
"Company"),  is entered  into by Cinergy  Capital &  Trading,  Inc.,  an Indiana corporation, and CinFuel Resources, Inc., a Delaware corporation, as the Members of the Company (the "Members");

                                    RECITALS

     WHEREAS,  the  Company was formed on January 10,  2002,  by an  "authorized person"  within the meaning of the Delaware  Limited  Liability  Company Act (as amended from time to time, the "Act");

     WHEREAS,  in  accordance  with  Section  18-201(d)  of the  Act,  it is the intention  of the Members  that the  Agreement  be  effective  as of the date of formation, January 10, 2002;

     WHEREAS, the Members hold all the limited liability company interest in the
Company as of January 10, 2002; and

     WHEREAS,  the Members  desire to set forth their  understandings  regarding their  rights,  obligations  and  interests  with  respect to the affairs of the
Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Members  hereby  agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section 2.1 Company Name. The name of the Company is LH1, LLC. The business of the Company may be conducted upon  compliance  with all applicable laws under any other name designated by the Members.

     Section 2.2 Registered Office; Registered Agent.

          (a) The Company  shall  maintain a  registered  office in the State of
     Delaware at, and the name and address of the Company's  registered agent in the State of  Delaware  is, The  Corporation  Trust  Company,  1209  Orange
     Street, Wilmington, Delaware, 19801.

          (b) The  business  address of the Company is 139 East  Fourth  Street,
     Cincinnati,  Ohio,  45202,  or  such  other  place  as  the  Members  shall designate.

     Section 2.3 Nature of Business Permitted;  Powers. The Company may carry on any lawful  business,  purpose or activity.  The Company  shall  possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers incidental  thereto, so far as such powers and privileges  are necessary or convenient to the conduct,  promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business   Transactions  of  Members  with  the  Company.  In
accordance  with Section  18-107 of the Act,  the Members may transact  business with the Company and,  subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a Member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In  accordance  with Section  18-201(d) of the
Act, it is the  intention of the Members  that the  Agreement be effective as of the date of formation, January 10, 2002.

                                   ARTICLE III

                                    Member(s)

     Section 3.1  Admission of Member(s).  The Member(s) are hereby  admitted to the Company in respect of an Interest (as defined in Section 3.2),  which is the sole  Interest  outstanding  as of the  effective  time of this  Agreement.  New member(s) shall be admitted only with the approval of the Members.

     Section 3.2 Interests.

          (a) The  membership  interests of the Company  shall consist of common membership interests ("Interests").

          (b) All Interests shall be identical with each other in every respect, except that,  should  additional  member(s) be admitted,  Interests of each member shall reflect its capital account relative to the other member(s).

          (c)  Interests  may, but need not be,  evidenced by a  certificate  of limited liability interest issued by the Company.

     Section 3.3 Liability of Member(s).

          (a) All debts,  obligations  and  liabilities of the Company,  whether arising  in  contract,  tort or  otherwise,  shall  be  solely  the  debts, obligations  and  liabilities  of the  Company,  and  no  member  shall  be obligated  personally  for any such debt,  obligation  or  liability of the
     Company solely by reason of being a member.

          (b) Except as otherwise  expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital  contribution to the Company,  (ii) its share of any assets and undistributed  profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment  hereto and (iv) the amount of any distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

          (a) Any member  shall have the right to obtain from the  Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the documents and other information described in Section 18-305(a) of the Act.

          (b) Any demand by a member  pursuant  to this  Section 3.4 shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

          (a) An Annual  Meeting of the  member(s)  shall be held once a year on such date as the members shall  designate.  Member(s) may  participate in a
     meeting  by  means  of  conference  telephone  or  similar   communications
     equipment  by means of which all persons  participating  in the meeting can hear each  other,  and  participation  in a  meeting  by such  means  shall constitute presence in person at such meeting.

          (b)  Meetings  of the  member(s)  may be  called  for any  purpose  or purposes, at any time, by any member or by the Board of Managers. Member(s)
     may  participate  in a meeting by means of conference  telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other,  and  participation in a meeting by such means shall constitute presence in person at such meeting.

          (c) Except as otherwise  provided by law, if additional  member(s) are admitted,  a majority of the  member(s),  determined in proportion to their respective Interests in the Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

          (d) Any  action  required  to or which  may be taken at a  meeting  of member(s) may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken,  shall be signed by all member(s).  Any such written  consent may be executed in two or more  counterparts,  each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

     Section 3.6 Vote. Except as specifically set forth herein, the business and affairs  of the  Company  shall be  managed  by or under  the  direction  of the member(s) by majority vote.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such times as the  member(s)  or Board of Managers  may from time to time determine. Any member or the Board of Managers may at any time call a meeting of the member(s).  Written notice of the time,  place,  and purpose of such meeting shall be served by  registered  or  certified  prepaid,  first class  mail,  via overnight courier using a nationally reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business  days prior to the time of the meeting.  No notice of a meeting need be given to any member if a written waiver of notice,  executed before or after the meeting by such member thereunto duly authorized,  is filed with the records of the meeting, or to any member who attends the meeting without  protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not  specify the  purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the member(s) may delegate any of their powers to the Board of Managers or the officers of the Company or to committees consisting of persons who may or may not be member(s). Every Manager, officer or committee shall, in the exercise of the power so delegated,  comply with any restrictions  that may be imposed on them by the member(s).

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section 4.1 General. Except as specifically set forth herein, The member(s)
shall have no power to transact any business in the Company's  name nor have the power to sign  documents  for or  otherwise  bind the  Company.  Subject  to the provisions of the Act, the  Certificate of Formation,  and this  Agreement,  the member(s) hereby delegate any or all such powers to the Board of Managers of the
Company  (the  "Board of  Managers")  to carry out the  business  affairs of the
Company on the  member(s)'  behalf.  Any power not reserved to the  member(s) or delegated to the officers shall remain with the Board of Managers.  The Board of
Managers  shall have the power to make all decisions  affecting the business and affairs of the Company  and to take all such  actions as it deems  necessary  or appropriate to accomplish the purposes of the Company as set forth herein.

     Section 4.2 The Board of Managers.

          (a) General. Except as specifically set forth herein, the business and affairs of the Company  shall be managed by or under the  direction  of the
     Board of Managers.  Other than rights and powers expressly  reserved to the members by this  Agreement  or the Act,  the Board of  Managers  shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company,  to make all  decisions  affecting the business and  affairs  of the  Company  and to take  all  such  actions  as it deems necessary or  appropriate  to accomplish the purposes of the Company as set forth herein.

          (b) Duties. The Board of Managers shall be obligated to devote only as much of  their  time to the  Company's  business  as  shall  be  reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties in good faith,  in a manner he or she believes to be in  the  best  interests  of the  Company,  and  with  such  care  as an ordinarily  prudent  person in a like  position  would  use  under  similar circumstances.

          (c) Board  Composition;  Removal  and  Vacancies.  The  Members  shall initially  appoint  three  (3)  Managers  to  the  Board  of  Managers.  If additional member(s) are added, the number of Managers shall be adjusted to
     that  smallest   number   possible   that  will  allow  full   proportional
     representation  of  each  member's  membership  interest  on the  Board  of
     Managers. Each Manager shall serve until the earlier of his or her removal, resignation,  death  or  retirement.  Each  member  shall  vote  all of its membership  Interest and shall take all other action necessary or desirable within its control,  (including without limitation,  attendance at meetings in  person  or by  proxy  and  execution  of  written  consents  in lieu of meetings),  so that the  designees of other members are duly elected to the
     Board  of  Managers  in  proportion  to the  member's  membership  Interest percentage.  Upon  the  removal,  resignation,  death  or  retirement  of a
     Manager,  or the vacation of office by a Manager for any reason, his or her successor  shall be nominated  and elected by the same member as originally proposed the former  Manager.  Any successor so elected shall retain his or her office  during such time as the former  Manager was  entitled to retain the same.

          (d) Restrictions on the Board. The Board of Managers shall not: (i) do any act in  contravention  of any applicable law or regulation or provision of this  Agreement;  (ii) posses Company  property for other than a Company purpose;  or (iii) admit any new member(s) without the unanimous consent of existing  members  or  without  compliance  with  the  provisions  of  this
     Agreement.

          (e) Meetings; Notice. Meetings of the Board of Managers may be held at such places and at such times as the Board of Mangers may from time to time determine,  and if so determined  by a quorum of the Board of Managers,  no advance  notice  of the  meeting  need be given.  Meetings  of the Board of
     Managers may be called at any time by any two (2) Managers.  Written notice of the  time,  place  and  purpose  of such  meeting  shall  be  served  by registered or certified, prepaid, first-class mail, or by fax or cable upon each  member  of the  Board  of  Managers  and  shall  be  given  at  least twenty-four (24) hours prior to the time of the meeting.  No notice need be given to any  Manager  if a written  waiver of notice,  executed  before or after the meeting by such Manager thereunto duly authorized,  is filed with the  records of the  meeting,  or to any  Manager  who  attends the meeting without  protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purpose of the meeting.

          (f)  Meetings;  Electronic  Communications.  Meetings  of the Board of
     Managers  shall be held on such dates as the Board of Managers shall agree, but not less  frequently  than once during each fiscal year of the Company.
     Members of the Board of Managers,  or of any  committee  designated  by the
     Board,  may participate in a meeting of such Board or committee by means of conference telephone or similar communications  equipment by means of which all  persons  participating  in  the  meeting  can  hear  each  other,  and participation  in a meeting  by such means  shall  constitute  presence  in person at such meeting.

          (g) Quorum and Voting.  A majority of the Managers shall  constitute a quorum  for the  transaction  of  business  at a  meeting  of the  Board of
     Managers.  Action  by the  Board  of  Managers  must be  authorized  by the unanimous vote of the Managers present at the meeting.

          (h) Action  Without a Meeting.  Any action which is required to be, or which may be, taken at any annual, regular, or special meeting of the Board of Managers or  otherwise,  may be taken  without a meeting,  without prior notice and without a vote if a consent in writing, setting forth the action so taken,  shall be signed by all the  Managers  then in  office.  Any such written consent may be executed in two or more counterparts,  each of which shall be deemed to be an original,  but all of which shall  constitute  one and the same document.

          (i)  Delegation of Powers.  Subject to any limitation set forth in the
     Act, the Board of Managers may delegate any of its powers to  committees or to officers  consisting  of persons who may or may not be  Managers.  Every officer or  committee  shall,  in the  exercise of the power so  delegated, comply  with any  restrictions  that may be imposed on them by the Board of
     Managers.

     Section 4.3 Officers.

          (a) Election,  Term of Office.  Officers shall be elected  annually by the Board of Managers.  Except as provided in paragraphs (b) or (c) of this
     Section  4.3,  each officer  shall hold office  until his or her  successor shall have been chosen and qualified.  Any two offices, except those of the
     Chief Executive  Officer and the Secretary and the President and Secretary,
     may be held by the same person,  but no officer shall execute,  acknowledge or verify any  instrument  in more than one capacity if such  instrument is required by law or this Agreement to be executed,  acknowledged or verified by any two or more officers.

          (b)  Resignations  and  Removals.  Any  officer  may resign his or her office  at any time by  delivering  a written  resignation  to the Board of
     Managers.  Unless otherwise specified therein,  such resignation shall take effect  upon  delivery.  Any  officer  may be removed  from  office with or without cause by the Board of Managers.

          (c) Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death,  resignation,  removal,  disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Managers.

          (d) Conduct of Business.  Subject to the provisions of this Agreement, the  day-to-day  operations of the Company shall be managed by its officers as  directed  by the Board of Managers  and such  officers  shall have full power  and  authority  to make  all  business  decisions,  enter  into  all commitments and take such other actions in connection with the business and operations of the Company as they deem appropriate and as are authorized by the Board of Managers. Such officers shall perform their duties in a manner consistent with this Agreement and with directions  which may be given from time to time by the Board of Managers.

          (e) Chief Executive Officer.  Subject to the further directives of the
     Board of  Managers,  the Chief  Executive  Officer  shall have  general and active management of the business of the Company subject to the supervision of the Board of Managers,  shall see that all orders and resolutions of the
     Board of Managers and member(s) are carried into effect and shall have such additional  powers and authority as are specified by the provisions of this
     Agreement and the Board of Managers.

          (f)  Secretary.  The  Secretary  shall  attend  all  meetings  of  the member(s)  and record all the  proceedings  of the meetings and all actions taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and shall perform  such other duties as may be  prescribed  by the Board of Managers.
     The  Assistant  Secretary,  if there be one,  shall,  in the absence of the
     Secretary or in the event of the Secretary's  inability to act, perform the duties and  exercise  the powers of the  Secretary  and shall  perform such other  duties and have such other  powers as the Board of Managers may from time to time prescribe.

          (g)  Other  Officers.  The  Board of  Managers  from  time to time may appoint  such other  officers or agents as it may deem  advisable,  each of whom  shall  have  such  title,  hold  office  for such  period,  have such authority and perform such duties as the Board of Managers may determine in its sole  discretion.  The Board of Managers from time to time may delegate to one or more officers or agents the power to appoint any such officers or agents and prescribe their respective rights, terms of office,  authorities and duties.

          (h)  Officers as Agents;  Authority.  The  officers,  to the extent of their powers set forth in this  Agreement  and/or  delegated to them by the
     Board of  Managers,  are agents and managers of the Company for the purpose of the  Company's  business,  and the  actions  of the  officers  taken  in accordance with such powers shall bind the Company.

     Section 4.4 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and  authority of the  member(s),
Board of Managers, and officers herein set forth.

     Section 4.5 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the member(s) to be available for such purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the member(s) in connection with this Agreement, including, without limitation:

          (a) all  expenses  related  to the  business  of the  Company  and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the  preparation  and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required pursuant  to this  Agreement  or in  connection  with  the  holding  of any meetings of the Member(s) and Board of Managers;

          (b) all  expenses  incurred  in  connection  with  any  litigation  or arbitration  involving the Company (including the cost of any investigation and  preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

          (c) all expenses for indemnity or contribution  payable by the Company to any person;

          (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

          (e) all  expenses  incurred  in  connection  with the  preparation  of amendments to this Agreement; and

          (f) expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section  5.1 Form of  Contribution.  The  contribution  of a member  to the
Company  must be in cash or  property,  provided  that if there is more than one member,  all member(s) must consent in writing to contributions of property.  To the extent there is more than one member,  additional  contributions in the same proportion  shall  be made by each  member,  except  as may be  approved  by all member(s).  A capital  account  shall be  maintained  for each member,  to which contributions and profits shall be credited and against which  distributions and losses shall be charged. At any time that there is more than one member, capital accounts shall be maintained in accordance  with the tax  accounting  principles prescribed by the Treasury  Regulations  promulgated under Code Section 704 (the
"Allocation  Regulations"),  so  that  the  tax  allocations  provided  in  this
Agreement  shall, to the extent  possible,  have  "substantial  economic effect"
within the meaning of the Allocation Regulations, or, if such allocations cannot have  substantial  economic  effect,  so  that  they  may  be  deemed  to be "in accordance  with the member(s')  interests in the Company" within the meaning of the Allocation Regulations.

                                   ARTICLE VI

                    Allocations, Distribution and Withholding

     Section  6.1  Allocations.  The Net  Profit  and Net  Loss of the  Company,
including  each item of  income,  gain,  loss,  deduction  and  credit  shall be allocated  with  respect to each  Fiscal  Year (or  portion  thereof)  among the members in proportion to their membership interest percentages.

     Section 6.2 Distributions. Distributions may be made to the members at such times as determined in the sole discretion of the Board of Managers,  or at such other times as the members by unanimous consent shall determine.

     Section 6.3 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may  receive  distributions  from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.

     Section  6.4  Withholding.  The  Company is  authorized  to  withhold  from distributions  to a member,  or with respect to allocations to a member,  and to pay over to a federal,  state or local  government,  any amounts  required to be withheld  pursuant to the Internal Revenue Service Code or any provisions of any other  federal,  state or local law. Any amounts so withheld shall be treated as having been  distributed to such member for all purposes of this Agreement,  and shall be offset against the current or next amounts  otherwise  distributable to such member.

                                   ARTICLE VII

                             Assignment of Interests

     Section 7.1  Assignment of Interests.  A member may assign and transfer all or any part of its Interest upon the written  consent of all other  members,  if any.  Provided  that a transfer is permitted in  accordance  with the  preceding sentence and the transferee agrees to be bound by the terms of this Agreement by executing a counterpart  hereto or the transferee and members execute an Amended and Restated  LLC  Agreement of the  Company,  such  transferee  shall be deemed admitted as a member of the Company to the extent of such transferred  Interest, and immediately  thereafter the transferor shall be deemed withdrawn as a member of the Company to the extent of such transferred Interest.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1 Duration. The duration of the Company shall be perpetual.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

                                   ARTICLE IX

                              Tax Characterization

     Section 9.1 Tax  Treatment.  The Company  shall  timely make all  necessary elections  and filings for federal,  state,  and local tax purposes such that it will be treated as a partnership for federal, state, and local tax purposes.

                                    ARTICLE X

                         Exculpation and Indemnification

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in equity, any member, or any Manager, officers, stockholders, partners, employees, representatives  or agents of any of the foregoing,  nor any officer,  employee, representative,  Manager  or  agent  of the  Company  or  any of its  affiliates
(individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable  to the  Company  or any  other  person  for any act or  omission  (in relation to the Company, this Agreement, any related document or any transaction or investment  contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best  interests of the Company and is within the scope of authority  granted to such Covered Person by the  Agreement,  provided that such act or omission does not constitute  fraud,  willful  misconduct,  bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument executed by all the Members.

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Members and (b) may be executed in several  counterparts with the same effect as if  the  parties  executing  the  several  counterparts  had  all  executed  one counterpart.

     Section 11.3 Governing Law; Severability.  This Agreement shall be governed by and  construed in accordance  with the laws of the State of Delaware  without giving effect to the principles of conflict of laws thereof. In particular, this
Agreement  shall be construed to the maximum extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court  of  competent  jurisdiction  that any  provisions  or  wording  of this
Agreement shall be invalid or  unenforceable  under the Act or other  applicable law,  such  invalidity  or  unenforceability  shall not  invalidate  the  entire
Agreement  and this  Agreement  shall be  construed  so as to limit  any term or provision  so as to make it  enforceable  or valid  within the  requirements  of applicable law, and, in the event such term or provisions  cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall be determined by a court of competent jurisdiction that any provisions  relating to the  distributions and allocations of the Company or to any  expenses  payable by the  Company  are  invalid or  unenforceable,  this
Agreement  shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

     Section 11.4 Filings.  Cecilia Temple was an "authorized person" within the meaning of the Act for purposes of filing the original  Certificate of Formation of the Company  with the State of Delaware on January 10,  2002.  Following  the
execution and delivery of this  Agreement,  the Members each with the ability to act independently  shall be "authorized  persons" within the meaning of the Act, and shall prepare any documents required to be filed and recorded under the Act, and the Members shall promptly cause each such document required to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each  jurisdiction  in which the Company may  hereafter  establish a place of business.  The  Members  shall also  promptly  cause to be filed,  recorded  and published  such  statements of fictitious  business name and any other  notices, certificates,  statements or other instruments  required by any provision of any applicable  law of the United  States or any state or other  jurisdiction  which governs the conduct of its business from time to time.

     Section  11.5  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section 11.6 Further Assurances.  Each Member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 11.8 Books and Records; Accounting. The Members shall keep or cause to be kept at the  address of the Company (or at such other place as the Members shall determine in their  discretion) true and full books and records  regarding the status of the business and financial condition of the Company.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

CINERGY CAPITAL & TRADING, INC.              CINFUEL RESOURCES, INC.

By:                                          By:
   ------------------------------               ----------------------------
     Michael J. Cyrus                             R. Foster Duncan
     President                                    Executive Vice President